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                                                                    EXHIBIT 11.1

               LODGENET ENTERTAINMENT CORPORATION AND SUBSIDIARIES
      Statement Regarding Computation of Net Loss Per Share of Common Stock
                                   (Unaudited)
             (Dollar amounts in thousands, except per share amounts)

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
                                                                                                   THREE MONTHS ENDED SEPTEMBER 30,
                                                                                                   --------------------------------
                                                                                                        1995            1996
                                                                                                   --------------------------------
Net loss                                                                                           $    (1,292)      $     (1,857)
                                                                                                   -------------------------------
                                                                                                   -------------------------------

Weighted average shares outstanding:
   Shares outstanding                                                                                7,348,243         11,042,406

   Additional equivalent shares issuable from assumed exercise of common
   stock options (1)                                                                                    47,908             51,249
                                                                                                   -------------------------------
Weighted average shares outstanding                                                                  7,396,151         11,093,655
                                                                                                   -------------------------------
                                                                                                   -------------------------------

Net loss attributable to common stock                                                                   ($0.17)            ($0.17)
                                                                                                   -------------------------------
                                                                                                   -------------------------------





                                                                                                   NINE MONTHS ENDED SEPTEMBER 30,
                                                                                                   -------------------------------
                                                                                                       1995            1996
                                                                                                   -------------------------------
Net loss                                                                                           $    (4,215)      $     (8,125)
                                                                                                   -------------------------------
                                                                                                   -------------------------------

Weighted average shares outstanding:
   Shares outstanding                                                                                 7,332,103         9,073,326

   Additional equivalent shares issuable from assumed exercise of common
   stock options (1)                                                                                     43,763            52,644
                                                                                                   ------------------------------

Weighted average shares outstanding                                                                   7,375,866         9,125,970
                                                                                                   ------------------------------
                                                                                                   ------------------------------

Net loss attributable to common stock                                                                    ($0.57)          ($0.89)
                                                                                                   ------------------------------
                                                                                                   ------------------------------

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(1)  Includes the effect of options issued during the twelve months preceding the Company's initial public offering. Other options and warrants have not been included because their effect would be anti-dilutive.